ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

July 28, 2025

Putnam Target Date Funds

100 Federal Street

Boston, Massachusetts 02110

Re: Putnam Sustainable Retirement 2070 Fund

Ladies and Gentlemen:

We are furnishing this opinion in connection with the registration by Putnam Target Date Funds, a Massachusetts business trust (the “Trust”), of an indefinite number of shares of beneficial interest (the “Shares”) of its series, Putnam Sustainable Retirement 2070 Fund (the “Fund”), pursuant to the Trust’s Registration Statement on Form N-1A filed under the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-117134), and the Investment Company Act of 1940, as amended (File No. 811-21598) (the “Registration Statement”). The Shares are proposed to be sold pursuant to an Amended and Restated Distributor’s Contract dated August 2, 2024 (the “Distributor’s Contract”) between the Trust and Franklin Distributors, LLC.

We have acted as counsel for the Trust since its organization. We are familiar with the action taken by its Trustees to authorize this issuance of Shares. We have examined its records of Trustee and shareholder action, its Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) on file at the office of the Secretary of The Commonwealth of Massachusetts, and its Amended and Restated Bylaws. We have examined copies of the Registration Statement, in the form filed with the Securities and Exchange Commission, and such other documents as we deem necessary for the purpose of this opinion.

We assume that upon sale of the Shares, the Trust will receive the net asset value thereof.

We are of the opinion, with respect to the Fund, that the Trust is authorized to issue an unlimited number of Shares; and that when the Shares are issued and sold pursuant to the Distributor’s Contract, they will be validly issued, fully paid, and nonassessable by the Trust.

The Trust is an entity of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for allocation of the assets and liabilities of the Trust among its portfolio series, and further provides for indemnification out of the property of a portfolio series for all loss and expense of any shareholder of the portfolio series held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the portfolio series itself would be unable to meet its obligations.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

July 28, 2025

Putnam Target Date Funds

100 Federal Street Boston,

Massachusetts 02110

Re: Putnam Retirement Advantage 2070 Fund

Ladies and Gentlemen:

We are furnishing this opinion in connection with the registration by Putnam Target Date Funds, a Massachusetts business trust (the “Trust”), of an indefinite number of shares of beneficial interest (the “Shares”) of its series, Putnam Retirement Advantage 2070 Fund (the “Fund”), pursuant to the Trust’s Registration Statement on Form N-1A filed under the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-117134), and the Investment Company Act of 1940, as amended (File No. 811-21598) (the “Registration Statement”). The Shares are proposed to be sold pursuant to an Amended and Restated Distributor’s Contract dated August 2, 2024 (the “Distributor’s Contract”) between the Trust and Franklin Distributors, LLC.

We have acted as counsel for the Trust since its organization. We are familiar with the action taken by its Trustees to authorize this issuance of Shares. We have examined its records of Trustee and shareholder action, its Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) on file at the office of the Secretary of The Commonwealth of Massachusetts, and its Amended and Restated Bylaws. We have examined copies of the Registration Statement, in the form filed with the Securities and Exchange Commission, and such other documents as we deem necessary for the purpose of this opinion.

We assume that upon sale of the Shares, the Trust will receive the net asset value thereof.

We are of the opinion, with respect to the Fund, that the Trust is authorized to issue an unlimited number of Shares; and that when the Shares are issued and sold pursuant to the Distributor’s Contract, they will be validly issued, fully paid, and nonassessable by the Trust.

The Trust is an entity of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for allocation of the assets and liabilities of the Trust among its portfolio series, and further provides for indemnification out of the property of a portfolio series for all loss and expense of any shareholder of the portfolio series held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the portfolio series itself would be unable to meet its obligations.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP

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